Exhibit 99.1

Great Elm Capital Corp. Announces FOURTH Quarter AND YEAR END 2019 Financial Results; FOURTH Quarter Net Investment Income of $0.25 Per Share; BOARD SETS SECOND QUARTER 2020 DISTRIBUTION OF $0.083 PER SHARE PER MONTH; MAINTAINS STRONG BALANCE SHEET

WALTHAM, MA, March 19, 2020 – Great Elm Capital Corp. (“we,” “us,” “our” or “GECC”), (NASDAQ: GECC), today announced its financial results for the quarter and year ended December 31, 2019.

FINANCIAL HIGHLIGHTS

▪

As of December 31, 2019, we maintained a strong balance sheet with approximately $15.6 million of cash, cash equivalents and money market fund investments and no maintenance covenants in our outstanding debt

▪	Net investment income (“NII”) for the quarter ended December 31, 2019 was approximately $2.5 million, or $0.25 per share, equating to greater than 1.0x distribution coverage
▪

In December 2019, our Board of Directors (the “Board”) declared a special distribution of $0.05 per share, paid to shareholders of record in January 2020. Including base distributions, we declared approximately $1.05 per share in total distributions in 2019, representing an annual distribution yield of 12.1% on the December 31, 2019 NAV

▪	In March 2020, our Board set monthly distributions of $0.083 per share for the second quarter of 2020
▪

The distributions will be paid in cash or shares of our common stock at the election of shareholders, although the total amount of cash to be distributed to all shareholders will be limited to approximately 20% of the total distributions to be paid to all shareholders; the remainder of the distributions (approximately 80%) will be paid in the form of shares of our common stock

▪

Net assets on December 31, 2019 were approximately $86.9 million. NAV per share on December 31, 2019 was $8.63, as compared to NAV per share of $9.09 on September 30, 2019, driven primarily by unrealized losses in certain of our investments

“The first quarter of 2020 has thus far been characterized by unprecedented volatility in the leveraged credit markets, driven in part by the impact of the global Coronavirus outbreak and violent swings in commodity prices,” remarked Peter A. Reed, GECC’s Chief Executive Officer. “Our significant liquidity position is of paramount importance during times like these. A portion of our second quarter 2020 distributions will be paid in shares of our common stock in order to maximize our liquidity and further strengthen our balance sheet in this volatile investment environment.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2019, we held 28 debt investments, totaling approximately $174.1 million and representing 88.1% of the fair market value of our total investments. First lien and/or secured debt investments comprised 100.0% of the fair market value of our debt investments. As of the same date, we held seven equity investments, totaling approximately $23.6 million and representing 11.9% of the fair market value of our total investments.

As of December 31, 2019, the weighted average current yield on our debt portfolio was 10.8%. Floating rate instruments comprised approximately 72.7% of the fair market value of debt investments.

During the quarter ended December 31, 2019, we deployed approximately $15.1 million into eight investments(1). The weighted average price of the debt deployment activity was 97% of par, carrying a weighted average current yield of 9.0%.

During the quarter ended December 31, 2019, we monetized, in part or in full, 13 investments for approximately $9.6 million(2), at a weighted average current yield of 8.5%. Our weighted average realized price was par.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the quarter ended December 31, 2019 was approximately $7.0 million, or $0.70 per share. Total expenses for the quarter ended December 31, 2019 were approximately $4.3 million, or $0.42 per share.

Net realized gains for the quarter ended December 31, 2019 were approximately $0.03 million. Net unrealized depreciation from investments for the quarter ended December 31, 2019 was approximately $4.2 million, or $0.41 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2019, available liquidity from cash and money market investments was approximately $15.6 million, exclusive of our holdings of United States Treasury Bills. Total debt outstanding as of December 31, 2019 was $124.0 million, comprised of our 6.50% senior notes due September 2022 (NASDAQ: GECCL), our 6.50% senior notes due June 2024 (NASDAQ: GECCN) and our 6.75% senior notes due January 2025 (NASDAQ: GECCM). Importantly, as of December 31, 2019, we had no maintenance covenants in our outstanding debt. Our asset coverage ratio was approximately 170.0% and our debt-to-equity ratio was 1.43x.

SELECT SUBSEQUENT ACTIVITY

Distributions

In December 2019, our Board declared a special distribution of $0.05 per share. Including base distributions, we declared approximately $1.05 per share in total distributions in 2019, representing an annual distribution yield of 12.1% on the December 31, 2019 NAV.

In March 2020, our Board set monthly distributions of $0.083 per share for the second quarter of 2020. The distributions will be paid in cash or shares of our common stock at the election of shareholders, although the total amount of cash to be distributed to all shareholders will be limited to approximately 20% of the total distributions to be paid to all shareholders; the remainder of the distributions (approximately 80%) will be paid in the form of shares of our common stock.

Our distribution policy has been designed to set an annual base distribution rate that is covered by NII. From time to time, as catalyst-driven investments are realized or when we out-earn our declared distributions, we may supplement monthly distributions with special distributions from NII generated in excess of the declared distributions(3).

CONFERENCE CALL AND WEBCAST

Great Elm Capital Corp. will host a conference call and webcast on Tuesday, March 24, 2020 at 10:00 a.m. Eastern Time to discuss its fourth quarter and year end financial results. All interested parties are invited to participate in the conference call by dialing +1 (844) 820-8297; international callers should dial +1 (661) 378-9758. Participants should enter the Conference ID 1340609 when asked. For a copy of the slide presentation that will be referenced during the course of our conference call, please visit: http://www.investor.greatelmcc.com/events-and-presentations/presentations.

The conference call will be webcast simultaneously at:
https://edge.media-server.com/mmc/p/xsp4an7j.

About Great Elm Capital Corp.

Great Elm Capital Corp. is an externally managed, specialty finance company focused on investing in debt instruments of middle market companies. GECC elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. GECC targets catalyst-driven investments as it seeks to generate attractive, risk-adjusted returns through both current income and capital appreciation.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of GECC common stock and the performance of GECC’s portfolio and investment manager. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Endnotes:

(1) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and capitalized PIK income. Amounts included herein do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

(2) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

(3) There can be no assurance that any such supplemental amounts will be received or realized, or even if received and realized, distributed or available for distribution. Past distributions are not indicative of future distributions. Distributions are declared by the Board out of the funds legally available therefor.

Great Elm Capital Corp.

Consolidated Statements of Assets and Liabilities

Dollar amounts in thousands (except per share amounts)

	December 31, 2019	December 31, 2018
Assets
Investments
Non-affiliated, non-controlled investments, at fair value (amortized cost of $168,269 and $137,852, respectively)	$147,412	$128,318
Non-affiliated, non-controlled short-term investments, at fair value (amortized cost of $85,733 and $78,093, respectively)	85,733	78,085
Affiliated investments, at fair value (amortized cost of $102,704 and $89,854, respectively)	40,608	35,665
Controlled investments, at fair value (amortized cost of $10,601 and $20,648, respectively)	9,595	20,203
Total investments	283,348	262,271

Cash and cash equivalents	4,606	4,167
Receivable for investments sold	-	10,887
Interest receivable	2,350	3,255
Dividend receivable	14	9
Due from portfolio company	617	555
Due from affiliates	15	5
Prepaid expenses and other assets	89	414
Total assets	$291,039	$281,563

Liabilities
Notes payable 6.50% due September 18, 2022 (including unamortized discount of $839 and $1,141, respectively)	$31,792	$31,490
Notes payable 6.75% due January 31, 2025 (including unamortized discount of $1,321 and $1,588, respectively)	45,078	44,811
Notes payable 6.50% due June 30, 2024 (including unamortized discount of $2,058 and $0, respectively)	42,942	-
Payable for investments purchased	72,749	84,102
Interest payable	354	354
Distributions payable	1,338	3,441
Accrued incentive fees payable	8,157	5,422
Due to affiliates	997	1,069
Accrued expenses and other liabilities	743	758
Total liabilities	$204,150	$171,447

Commitments and contingencies (Note 6)	$-	$-

Net Assets
Common stock, par value $0.01 per share (100,000,000 shares authorized, 10,062,682 shares issued and outstanding and 10,652,401 shares issued and outstanding, respectively)	$101	$107
Additional paid-in capital	193,114	198,247
Accumulated losses	(106,326)	(88,238)
Total net assets	$86,889	$110,116
Total liabilities and net assets	$291,039	$281,563
Net asset value per share	$8.63	$10.34

Great Elm Capital Corp.

Consolidated Statements of OPERATIONS

Dollar amounts in thousands (except per share amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
Investment Income:
Interest income from:
Non-affiliated, non-controlled investments	$5,088	$4,896	$17,087	$16,259
Non-affiliated, non-controlled investments (PIK)	-	-	-	-
Affiliated investments	231	204	858	772
Affiliated investments (PIK)	1,219	966	4,158	7,204
Controlled investments	76	519	1,411	2,128
Controlled investments (PIK)	-	275	684	971
Total interest income	6,614	6,860	24,198	27,334
Dividend income from non-affiliated, non-controlled investments	-	-
Non-affiliated, non-controlled investments	63	19	470	197
Controlled investments	320	-	1,600	-
Total dividend income	383	19	2,070	197
Other income from:	-	-
Non-affiliated, non-controlled investments	5	18	142	70
Affiliated investments	-	2	2	92
Affiliated investments (PIK)	1	-	565	-
Controlled investments	9	14	61	61
Total other income	15	34	770	223
Total investment income	$7,012	$6,913	$27,038	$27,754
	-	-
Expenses:	-	-
Management fees	$746	$740	$2,953	$2,955
Incentive fees	636	772	2,735	165
Administration fees	253	417	987	1,416
Custody fees	12	14	57	58
Directors’ fees	50	45	200	195
Professional services	122	414	833	1,205
Interest expense	2,303	1,457	7,636	5,645
Other expenses	142	169	491	601
Total expenses	4,264	4,028	15,892	12,240
Accrued administration fee waiver	-	-	-	-
Net expenses	$4,264	$4,028	$15,892	$12,240
Net investment income before taxes	$2,748	$2,885	$11,146	$15,514
Excise tax	$209	$180	$209	$180
Net investment income	$2,539	$2,705	$10,937	$15,334

Net realized and unrealized gains (losses) on investment transactions:
Net realized gain (loss) from:
Non-affiliated, non-controlled investments	$31	$394	$1,146	$2,209
Affiliated investments	-	-	-	-
Controlled investments	-	-	154	210
Total net realized gain (loss)	31	394	1,300	2,419
Net change in unrealized appreciation (depreciation) from:
Non-affiliated, non-controlled investments	(3,959)	(6,356)	(11,316)	(8,359)
Affiliated investments	(241)	(9,093)	(7,907)	(18,535)
Controlled investments	39	(122)	(561)	136
Total net change in unrealized appreciation (depreciation)	(4,161)	(15,571)	(19,784)	(26,758)
Net realized and unrealized gains (losses)	$(4,130)	$(15,177)	$(18,484)	$(24,339)
Net increase (decrease) in net assets resulting from operations	$(1,591)	$(12,472)	$(7,547)	$(9,005)

Net investment income per share (basic and diluted):	$0.25	$0.25	$1.07	$1.44
Earnings per share (basic and diluted):	$(0.16)	$(1.18)	$(0.74)	$(0.85)
Weighted average shares outstanding (basic and diluted):	10,062,682	10,652,401	10,249,578	10,652,401

Media & Investor Contact:

Investor Relations

+1 (617) 375-3006

investorrelations@greatelmcap.com